UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 26, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2024, John W. Sayward notified the Company of his decision not to stand for reelection as a director of the Company at the Company’s 2024 Annual Stockholder Meeting, to permit him to focus his time and energy on other business ventures. Mr. Sayward’s term as a director will expire on the date of the Company’s 2024 Annual Stockholder Meeting. His decision not to stand for reelection as a director was not due to a disagreement with the Company. The Company thanks Mr. Sayward for his service.
On August 26, 2024, Michael A. Cunnion notified the Company of his decision not to stand for reelection as a director of the Company at the Company’s 2024 Annual Stockholder Meeting, to permit him to focus his time and energy on other business ventures. Mr. Cunnion’s term as a director will expire on the date of the Company’s 2024 Annual Stockholder Meeting. His decision not to stand for reelection as a director was not due to a disagreement with the Company. The Company thanks Mr. Cunnion for his service.
On August 26, 2024, Star Equity Holdings, Inc. (the “Company”) determined that Richard K. Coleman, Jr. will not stand for reelection as a director of the Company at the Company’s 2024 Annual Stockholder Meeting. Mr. Coleman’s term as a director will expire on the date of the Company’s 2024 Annual Stockholder Meeting. In the Company’s pursuit of best corporate governance practices in order to maintain an adequate independent board, Mr. Coleman has elected to not stand for reelection, and his departure is not due to a disagreement with the Company. Mr. Coleman will continue his employment with the Company as Chief Executive Officer, and the Company thanks Mr. Coleman for his service as director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 26, 2024, the board of directors (the “Board”) of the Company approved the second amendment to the amended and restated bylaws (the “Second Amendment”). The Second Amendment amends and restates Article III, Section 1 of the Company’s existing amended and restated bylaws in its entirety to reduce the minimum number of directors required to serve on the Board to four. Prior to such amendment, Article III, Section 1 of the bylaws called for a minimum of five directors to serve on the Board.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits:

Exhibit No.	Description

3.1	Second Amendment to the Amended and Restated Bylaws of Star Equity Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     August 26, 2024